UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

NEXGEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of NexGel, Inc. (the “Company”) held on June 17, 2025, the Company’s stockholders approved the Fourth Amendment to the Company’s 2019 Long-Term Incentive Plan, as amended (the “Plan”), to increase the amount of authorized common stock of the Company issuable under the Plan by 780,000 shares, to a total of 1,651,429 shares. A more complete description of the terms of the Plan and the Fourth Amendment can be found in “Proposal No. 2” beginning on page 27 of the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 30, 2025 (the “2025 Proxy Statement”), which description is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As noted above, the Company held its Annual Meeting on June 17, 2025. At the Annual Meeting, there were 4,526,880 shares of common stock represented in person or by proxy of the 7,654,037 shares of common stock entitled to be cast, constituting a quorum. The Company’s stockholders voted on the five proposals listed below, which proposals are described in detail in the 2025 Proxy Statement. The final votes on the proposals presented at the Annual Meeting are as follows:

PROPOSAL 1: TO ELECT FIVE (5) DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

	Votes For	Withheld	Broker Non-Votes
Steven Glassman	2,474,498	243	2,052,139
Scott R. Henry	2,397,106	77,635	2,052,139
Adam Levy	2,474,484	257	2,052,139
Nachum Stein	2,397,082	77,659	2,052,139
Dr. Jerome Zeldis	2,329,233	145,508	2,052,139

As a result, each of Mr. Glassman, Mr. Henry, Mr. Levy, Mr. Stein and Dr. Zeldis was elected for a term expiring at the Company’s 2026 Annual Meeting of Stockholders.

PROPOSAL 2: TO APPROVE THE FOURTH AMENDMENT TO THE NEXGEL, INC. 2019 LONG-TERM INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN BY 780,000, TO A TOTAL OF 1,651,429 SHARES.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,668,914	346,508	459,319	2,052,139

As a result, the Fourth Amendment to the NexGel, Inc.2019 Long-Term Incentive Plan to increase the total number of shares of common stock authorized for issuance under such Plan by 780,000 shares, to a total of 1,651,429 shares, was approved.

PROPOSAL 3: AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THE 2025 PROXY STATEMENT

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
2,414,960	53,738	6,043	2,052,139

As a result, the proposal of the compensation of the named executive officers was approved on an advisory basis.

PROPOSAL 4: AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

One Year	Two Years	Three Years	Votes Abstaining	Broker Non-Votes
1,129,463	294,670	1,049,092	1,516	2,052,159

As a result, the proposal to hold future stockholder votes to approve the compensation of our named executive officers every year was approved on an advisory basis. As such, the Company has determined that the Company will hold its advisory executive compensation vote every year until at least the next required stockholder vote on the frequency to approve of executive compensation.

PROPOSAL 5: TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF TURNER, STONE & COMPANY, L.L.P. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
4,525,685	1,189	6	-

As a result, the appointment of Turner, Stone & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2025

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer